UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

PROGRESSIVE CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Park Center Boulevard, Suite 202
Miami Gardens, Florida 33169
 (Address of principal executive offices)

(786) 657-2060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2012, Progressive Care, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Spark Financial Consulting, Inc. (“Spark”) pursuant to which Spark, among other things, shall assist the Company with operational and financial consulting, including without limitation, assisting with human resources, communication with investors, shareholders and financial institutions as well as the development of potential revenue streams for the Company.  The term of the Consulting Agreement is for a twelve (12) month period commencing on September 14, 2012 and ending on September 14, 2013, but may be terminated by either party upon thirty (30) days prior written notice. As compensation for services rendered pursuant to the Consulting Agreement, Spark shall receive, a consulting fee equal to $12,000 per month to be paid in advance on the first of each month.

Armen Karapetyan is the sole shareholder of Spark Financial Consulting, Inc. and the beneficial owner of 47.3% of the Company’s common stock.

The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits.

Exhibit No.	Document
10.1	Consulting Agreement by and between the Company and Spark Financial Consulting, Inc. dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: September 21, 2012	By:	/s/ Vernon Watson
Name: Vernon Watson
Title: Chief Executive Officer